Exhibit 3.2

Regulations of the Board of Directors

of

Earlyworks Co., Ltd.

Article 1. Purpose of the regulations

The purpose of these Regulations is to provide for the rules regarding matters concerning operations and matters to be resolved of the Board of Directors. Unless otherwise provided by laws or ordinances or in these Articles of Incorporations, the matters regarding the Board of Directors shall be governed by these Regulations.

Article 2. Composition

(1)	The Board of Directors shall consist of all the Directors of the Company.

(2)	Company auditors shall attend the Meeting of the Board of Directors and state their opinions if they find it necessary.

(3)

If the Board of Directors deems it necessary, it may require any person other than Directors or Company Auditors to attend the Meeting of the Board of Directors and request their opinions and explanations.

Article 3. Board Meetings

(1)	The Board of Directors shall hold Ordinary Board of Directors Meetings and Extraordinary Board of Directors Meetings.

(2)	An Ordinary Board of Directors Meeting shall be held once a month and Extraordinary Board of Directors Meetings shall be held whenever necessary.

Article 4. Authority of the Board of Directors

(1)	The Board of Directors shall have the authority to determine matters provided by law and the Articles of Incorporation and to supervise the execution of duties by Directors.

Article 5. Convener and Chairperson

(1)

Unless otherwise provided by laws and regulations or the Articles of Incorporation, the Representative Director shall convene the Board of Directors Meeting and assume the chairmanship thereof. In an event that Representative Director is unable to act due to an accident, another Director determined in accordance with an order of priority previously determined by the Board of Directors of the Company shall convene and chair the Board of Directors Meeting.

(2)	In an event that the Chairperson has a special interest with regard to a resolution of the Board of Directors, another Director shall chair according to the preceding paragraph.

Article 6. Request for Convocation

(1)

The Director other than the Convener may demand that the Convener convene the Board of Directors Meeting by indicating to the Convener the matters that are the purpose of the Board of Directors Meeting.

(2)

If a convocation notice that provides for a date within 2 weeks from the date of demand for convocation is not issued within 5 days of the date of such demand, the Director demanding such convocation may convene a meeting of the Board of Directors.

(3)

If Company Auditors recognize that a Director engages, or is likely to engage, in acts in violation of laws and regulations or the articles of incorporation, they may demand the calling of a board of Directors meeting according to the preceding paragraph.

Article 7. Procedures for Convocation

Notices for convening Board of Directors meetings shall be dispatched to each Director at least 3 days prior to the date of the meeting. Such period of notice may, however, be shortened in case of urgency. Notwithstanding the above, the Board of Directors Meetings may be held without the usual procedures for convocation if all Directors and Company Auditors so consent.

Article 8. Method for Resolution

(1)	Resolutions of the Board of Directors Meetings shall be adopted by a majority vote of Directors who are entitled to participate in voting, with the attendance of a majority of such Directors.

(2)

Directors who have special vested interests in a resolution under the preceding paragraph may not participate in the vote. In such cases, the number of such Directors shall not be included in the number of Directors under the preceding paragraph.

(3)

Notwithstanding the provision of paragraph 1, if the Directors submit a proposal with respect to a matter, which is the purpose of the resolution of the Board of Directors Meeting, and if all Directors (limited to those who are entitled to participate in votes with respect to the said matter) manifest their intention to consent to the said proposal in writing or by means of electromagnetic records, it shall be deemed that the resolution to approve the said proposal at the Board of Directors Meeting has been made; provided, however, that this does not apply to the cases where a Company Auditor states objections to such proposal.

Article 9. Matters to be Resolved

The Board of Directors shall resolve the following matters:

(i)	Matters Relating to General Meetings of Shareholders and Directors:

(a)	Convocation of annual General Meetings of Shareholders and content of the agenda to be presented to the General Meetings of Shareholders;

(b)	Approval of financial statements, business reports, and the supplementary schedules thereof;

(c)

Determination of an order of priority for the Convener and Chairperson of the Board of Directors in the case where the Representative Director is unable to act due to an accident provided for in the Article 5;

(d)	Election and dismissal of Representative Director and Executive Director;

(e)	Approval of Directors’ transactions competitive to the Company or Directors’ transactions that conflict with the interests of the Company;

(f)	Approval of Directors’ transactions with the Company; or

(g)	Approval of participation in other businesses, etc. of Directors.

(ii)	Matters Relating to Executive Officers

(a)	Establishment, and revision and abolition of the Regulations of Executive Officers; or

(b)	Election and dismissal of Executive Officer.

(iii)	Important Matters Relating to Shares and Bonds of the Company

(a)	Issuance of shares or stock acquisition rights;

(b)	Issuance of bonds or bonds with stock acquisition rights;

(c)	Share splits and amendment of the Article on Total Number of Authorized Shares of the Articles of Incorporation;

(d)	Appropriation of the reserves to the stated capital;

(e)	Repurchase of treasury shares by a resolution of the General Meeting of Shareholders; or

(f)	Cancellation or Disposition of Treasury Shares.

(iv)	Important Matters Relating to the Basic Management Policy

(a)	Determination of the basic policy for medium- and long-term management plans and their important changes;

(b)	Approval of quarterly financial statements;

(c)	Approval of annual financial statements;

(d)	Entry into a new business;

(e)	Election and dismissal of Senior Adviser or Counsel;

(f)	Rules for Preparing Necessary Systems for Ensuring the Suitability in the Performance of Duties by Directors;

(g)	Change of the accounting policy; or

(h)	Approval of related party transaction.

(v)	Important Matters Relating to Organization(s) or Personnel Affairs

(a)	Establishment, and revision and abolition of important regulations; or

(b)	Establishment of, changes to, or abolishment of an important organization or system such as business division, branch, overseas subsidiary, etc.

(vi)	Important Matters Relating to the Execution of Business

(a)	Borrowing in a significant amount;

(b)	Investment or acquisition of important assets;

(c)	Disposal or leasing of important assets;

(d)	Lending or guarantee in a significant amount;

(e)	Setting of aggregate borrowing limit; or

(f)	Provision of security

(vii)	Important Matters Relating to the Subsidiaries

(a)	Incorporation, merger, dissolution, capital reduction or important business transfers; or

(b)	Disposal or acquisition of important shares.

(viii)	Other Matters

(a)	Matters to be entrusted by the General Meeting of Shareholders;

(b)	Matters provided by law and Articles of Incorporation; or

(c)	Other matters deemed necessary by the Board of Directors.

Article 10. Criteria of Importance

The criteria of Importance relating to the items of the preceding article shall be provided by the Regulations of Administrative Authority.

Article 11. Matters to be Reported

(1)	Matters to be resolved by and reported to the Board of Directors shall be the following matters:

(i)	Matters Relating to the Management

(a)	Reports concerning lawsuits; or

(b)	Reports on Directors’ transactions competitive to the Company or Directors’ transactions that conflict with the interests of the Company.

(ii)	Matters Relating to the Execution of Business

(a)	Reports on the financial results and overall situation of business operations for the previous month;

(b)	Report on the sales results for the previous month and the projection of the business; or

(c)	Establishment of or abolishment of committee.

(iii)	Other Matters

(a)	Matters provided by law and Articles of Incorporation; or

(b)	Other matters deemed necessary by the Board of Directors

Article 12. Ratification

An execution of the matters to be resolved by the Board of Directors without a resolution of the Board of Directors due to a compelling reason to do so shall be ratified by the Board of Directors.

Article 13. Minutes

(1)

Minutes shall be prepared with respect to the substance of proceedings of Board of Directors meetings in compliance with law, and shall be physically or digitally signed or sealed by all Directors present at the meeting.

(2)	he minutes of Board of Directors meetings shall be kept at the Company’s head office for 10 years.

(Supplementary Provision)

1.	Any amendment to or abolition of these Regulations shall be made by a resolution of the Board of Directors.

2.	These amendments to the Regulations are effective as of August 1, 2019.

(Changes)

Enforced on August 1, 2019

Partially amended and enforced on

December 12, 2019

April 13, 2020